Exhibit 99.1

Fluor Corporation	Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621
469.398.7000

Jason Landkamer
Investor Relations
469.398.7222

News Release

Fluor Corporation to Hold Third Quarter Earnings Conference Call

IRVING, Texas (November 18, 2020) – Fluor Corporation (NYSE: FLR) will hold a conference call to review results for its third quarter ended September 30, 2020. The public is invited to listen to the conference call on Thursday, December 10, at 8:30 a.m. Eastern time with Executive Chairman Alan Boeckmann, Chief Executive Officer Carlos Hernandez and Chief Financial Officer Joe Brennan. Financial results are expected to be released prior to market open that day.

The live webcast and a replay will be available with accompanying slides online at investor.fluor.com. The call will also be accessible by telephone at 800-458-4121 (U.S./Canada) or +1-323-794-2093. The conference ID is 3275979.

A replay of the call will be available for 30 days.

The company also announces today that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Form 10-Q”) with the Securities and Exchange Commission. The notice has no immediate effect on the listing of the company’s stock on the NYSE. Fluor will regain compliance with the NYSE listing standards by filing the Form 10-Q, which the company anticipates filing prior to the third quarter earnings conference call.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company with projects and offices on six continents. Fluor’s 45,000 employees build a better world and provide sustainable solutions by designing, building and maintaining safe, well executed projects. Fluor had revenue of $17.3 billion in 2019 and is ranked 181 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has served its clients for more than 100 years. For more information, please visit www.fluor.com or follow Fluor on Twitter, LinkedIn, Facebook and YouTube.

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